Back to Form 8-K
Exhibit 99.1

Investor relations: Gregg Haddad 813-865-1284 gregg.haddad@wellcare.com	Media relations: Amy Knapp 813-290-6208 amy.knapp@wellcare.com

WELLCARE REPORTS SECOND QUARTER 2009 RESULTS

Tampa, Florida (July 28, 2009) — WellCare Health Plans, Inc. (NYSE: WCG) today reported results for the second quarter and six months ended June 30, 2009.  Adjusted net income for the second quarter 2009 was $59.8 million, or $1.42 per adjusted diluted earnings per share, as compared with $35.3 million, or $0.84, for the second quarter 2008.  As determined under generally accepted accounting principles (“GAAP”), the Company reported net income of $37.0 million, or $0.88 per diluted share, for the second quarter 2009, compared with net income of $11.1 million, or $0.26 per diluted share, for the second quarter 2008.

Adjusted net income for the second quarter 2009 was favorable to 2008 principally due to growth in membership and premium revenue in Medicare Advantage and Medicaid plans, Medicare Advantage risk adjustment payments that exceeded previous estimates, and decreased selling, general, and administrative (“SG&A”) expense resulting mainly from lower sales and marketing costs.  Partially offsetting these favorable results were the performance of Medicare Prescription Drug Plans (“PDPs”), the increase in the Medicaid segment medical benefits ratio (“MBR”) due primarily to premium rate changes below medical cost trend, and the decrease in investment and other income.

“We are pleased with these solid financial results and our progress on several key initiatives to serve our members, providers, and government clients well,” said Heath Schiesser, WellCare’s president and chief executive officer.  “Like other government program health plans, we have a challenging 2010 ahead of us.  We are committed to continuing to make progress in the reliability of our operations, improvements in health care quality, and management of our costs.”

Operating results described in this news release are adjusted to exclude certain SG&A expenses for investigation-related matters that management believes are not indicative of longer-term business operations.  Management believes adjusted amounts provide useful information for investors.  Where applicable, adjusted results are reconciled to the most directly comparable results determined under GAAP.  In addition, please also refer to the schedules in this news release that provide supplemental information reconciling historical results determined under GAAP to historical adjusted results.

Highlights of Operations for the Second Quarter
Membership as of June 30, 2009, decreased to 2.4 million compared with 2.5 million members as of June 30, 2008.  Medicaid segment membership increased 3% year-over-year to 1.3 million, driven by growth in TANF and ABD programs.  Medicare Advantage membership was 253,000 on June 30, 2009, an increase of 10% from June 30, 2008.  Medicare stand-alone PDP membership decreased 20% year-over-year.

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WCG Reports Second Quarter 2009 Results

July 28, 2009

Premium revenue for the second quarter 2009 increased 9% year-over-year to $1.8 billion.  The growth is attributable to increased Medicare Advantage and Medicaid plan premium revenue, offset in part by a decrease in Medicare PDP premium revenue.

Investment and other income was $3 million, a decrease of 64% year-over-year, primarily due to reduced market interest rates and, to a lesser extent, lower average investment and cash balances.

Medical benefits expense was $1.5 billion, compared with $1.4 billion for the same period last year.  The medical benefits ratio was 84.1% in the second quarter 2009, compared with 84.2% in 2008.  The 10 basis point decrease in the MBR was driven by the Medicare Advantage MBR and, in particular, by risk adjustment payments that exceeded previous estimates, offset by increases in the Medicaid segment MBR and Medicare PDP MBR.  The change in Medicare risk adjustment payments from prior estimates added approximately $0.37 to adjusted net income per share in the second quarter.  Excluding the impact of the risk adjustment payments, the Company’s second quarter MBR would have been 85.3%, an increase of 120 basis points from the reported 84.1%.

Adjusted SG&A expense was $188 million, or 10.5% of total revenues, compared with $203 million, or 12.3% of total revenues, for the same period last year.  The decrease in expense resulted principally from lower sales and marketing costs.

Cash Flow and Financial Condition Highlights
For the six month period ended June 30, 2009, net cash provided by operations was $116 million after adjusting for the timing of receipt of payments from the Company’s government clients, down from $169 million in 2008.  Please refer to the supplemental information in this news release for a reconciliation of 2009 and 2008 adjusted net cash provided by operations to net cash used in operations of $150 million in 2009, and net cash provided by operations of $179 million in 2008, both as determined under GAAP.

As of June 30, 2009, unregulated cash and investments were approximately $77 million.  As anticipated, WellCare paid the outstanding balance of $152 million of its senior secured credit facility in full on its due date of May 13, 2009.

Days in claims payable were 52 days as of June 30, 2009, compared with 51 days as of March 31, 2009.  Adjusted days in claims payable were 54 days as of June 30, 2008.  Please refer to the supplemental information for a reconciliation of June 30, 2008, days in claims payable to adjusted days in claims payable.

Financial Outlook
The Company is updating its financial outlook for the year ended December 31, 2009.
▪	Adjusted net income per share is anticipated to be between $2.75 and $2.95.
▪	Premium revenue is expected to be between $6.75 and $6.85 billion.
▪	The Medicaid segment MBR is anticipated to be higher in 2009 than the 2008 adjusted MBR, primarily as a result of rate changes below medical cost trend.
▪	The Medicare segment MBR also is expected to increase in 2009 from the 2008 adjusted MBR, driven by higher MBRs for Medicare Advantage private fee-for-service plans and Medicare PDPs.
▪	The adjusted administrative expense ratio is expected to decrease year-over-year.
▪	Investment and other income is expected to be significantly below 2008.

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WCG Reports Second Quarter 2009 Results

July 28, 2009

Webcast
A discussion of WellCare’s second quarter 2009 results will be webcast live on Tuesday, July 28, 2009, beginning at 5:00 p.m. Eastern Time.  A replay will be available beginning approximately one hour following the conclusion of the live broadcast.  The webcast is available via the Company’s web site at www.wellcare.com and at www.earnings.com.

About WellCare Health Plans, Inc.
WellCare Health Plans, Inc. provides managed care services exclusively for government-sponsored health care programs, focusing on Medicaid and Medicare.  Headquartered in Tampa, Florida, WellCare offers a variety of health plans for families, children, and the aged, blind, and disabled, as well as prescription drug plans.  The Company served approximately 2.4 million members nationwide as of June 30, 2009.  For more information about WellCare, please visit the Company’s website at www.wellcare.com.

Cautionary Statement Regarding Forward-Looking Statements
This news release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements.  Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare’s actual future results to differ materially from those projected or contemplated in the forward-looking statements.  These risks and uncertainties include, but are not limited to, WellCare’s current projected financial outlook for 2009 and progress toward key initiatives such as increased reliability of the Company’s data and reporting and the management of costs.

Additional information concerning these and other important risks and uncertainties can be found under the captions “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s 2008 Annual Report on Form 10-K, as amended, and other filings made with the U.S. Securities and Exchange Commission, which contain discussions of WellCare’s business and the various factors that may affect it.  WellCare undertakes no duty to update these forward-looking statements to reflect any future events, developments, or otherwise.

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WCG Reports Second Quarter 2009 Results

July 28, 2009

WELLCARE HEALTH PLANS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenues:
Premium	$1,787,851	$1,636,019	$3,579,778	$3,257,393
Investment and other income	3,427	9,399	6,761	24,946
Total revenues	1,791,278	1,645,418	3,586,539	3,282,339

Expenses:
Medical benefits	1,504,019	1,376,940	3,057,017	2,774,512
Selling, general and administrative	214,906	233,783	486,427	461,519
Depreciation and amortization	5,957	5,227	11,696	10,378
Interest	1,193	2,904	3,479	6,208
Total expenses	1,726,075	1,618,854	3,558,619	3,252,617

Income before income taxes	65,203	26,564	27,920	29,722
Income tax expense	28,198	15,459	27,848	17,297
Net income	$37,005	$11,105	$72	$12,425

Net income per common share:
Basic	$0.89	$0.27	$0.00	$0.30
Diluted	$0.88	$0.26	$0.00	$0.30

Weighted average common shares outstanding:
Basic	41,794,997	41,300,102	41,731,915	41,213,293
Diluted	42,031,427	41,949,071	41,925,301	41,947,224

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WCG Reports Second Quarter 2009 Results

July 28, 2009

WELLCARE HEALTH PLANS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share data)

	June 30, 2009	Dec. 31, 2008
ASSETS
Current Assets:
Cash and cash equivalents	$940,685	$1,181,922
Investments	73,956	70,112
Premium and other receivables, net	378,023	215,525
Other receivables from government partners, net	58,981	825
Funds receivable for the benefit of members	38,460	86,542
Prepaid expenses and other current assets, net	115,286	129,490
Deferred income taxes	27,974	20,154
Total current assets	1,633,365	1,704,570
Property, equipment and capitalized software, net	63,856	66,588
Goodwill	111,131	111,131
Other intangible assets, net	13,727	14,493
Long term investments	51,488	54,972
Restricted investments	178,548	199,339
Deferred tax assets	23,603	23,263
Other assets	17,639	29,105
Total Assets	$2,093,357	$2,203,461

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Medical benefits payable	$858,360	$766,179
Unearned premiums	19,331	81,197
Accounts payable	9,240	5,138
Other accrued expenses and liabilities	206,063	288,340
Current portion of amounts accrued related to investigation resolution	37,298	50,000
Other payables to government partners	24,959	8,100
Taxes payable	49,065	12,187
Debt	–	152,741
Other current liabilities	858	674
Total current liabilities	1,205,174	1,364,556
Amounts accrued related to investigation resolution	44,995	–
Other liabilities	21,069	33,076
Total liabilities	1,271,238	1,397,632
Commitments and contingencies	–	–
Stockholders’ Equity:
Preferred stock, $0.01 par value (20,000,000 authorized, no shares issued or outstanding)	–	–
Common stock, $0.01 par value (100,000,000 authorized, 42,229,522 and 42,261,345 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively)	422	423
Paid-in capital	406,131	390,526
Retained earnings	418,713	418,641
Accumulated other comprehensive loss	(3,147)	(3,761)
Total stockholders’ equity	822,119	805,829
Total Liabilities and Stockholders’ Equity	$2,093,357	$2,203,461

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WCG Reports Second Quarter 2009 Results

July 28, 2009

WELLCARE HEALTH PLANS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended June 30,
	2009	2008
Cash from (used in) operating activities:
Net income	$72	$12,425
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,696	10,378
Equity-based compensation expense	19,242	17,869
Incremental tax benefit from stock-based compensation	–	(2,780)
Deferred taxes, net	(12,025)	(5,011)
Changes in operating accounts:
Premium and other receivables, net	(162,498)	58,280
Other receivables from government partners, net	(58,156)	(10,565)
Prepaid expenses and other, net	14,204	(20,164)
Medical benefits payable	92,181	180,125
Unearned premiums	(61,866)	57,118
Accounts payable	4,102	6,176
Other accrued expenses	(82,277)	(7,190)
Other payables to government partners	16,859	(94,805)
Amounts accrued related to investigation resolution	32,293	–
Taxes, net	36,875	17,080
Other, net	(698)	(39,985)
Net cash (used in) provided by operating activities	(149,996)	178,951
Cash from (used in) investing activities:
Purchases of investments	(19,066)	(136,154)
Proceeds from sales and maturities of investments	19,183	249,142
Purchases of restricted investments	(26,813)	(59,063)
Proceeds from maturities of restricted investments	47,743	2,661
Additions to property, equipment and capitalized software, net	(8,198)	(7,556)
Net cash provided by investing activities	12,849	49,030
Cash from (used in) financing activities:
Proceeds from option exercises and other	228	1,039
Incremental tax benefit received from stock-based compensation	–	2,780
Purchase of treasury stock	–	(1,449)
Payments on debt	(152,400)	(1,200)
Funds received for the benefits of members, net of disbursements	48,082	88,938
Net cash (used in) provided by financing activities	(104,090)	90,108
Cash and cash equivalents:
(Decrease) increase during the period	(241,237)	318,089
Balance at beginning of year	1,181,922	1,008,409
Balance at end of period	$940,685	$1,326,498

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for taxes	$2,829	$42,776
Cash paid for interest	$2,642	$5,492

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WCG Reports Second Quarter 2009 Results

July 28, 2009

WELLCARE HEALTH PLANS, INC.
MEMBERSHIP STATISTICS

	As of June 30,
	2009	2008
Membership by Program
Medicaid Membership
TANF	1,076,000	1,006,000
S-CHIP	162,000	186,000
SSI and ABD	83,000	73,000
FHP	16,000	28,000
Total Medicaid Membership	1,337,000	1,293,000

Medicare Membership
Medicare Advantage	253,000	231,000
Prescription Drug Plan (stand-alone)	798,000	999,000
Total Medicare Membership	1,051,000	1,230,000
Total Membership	2,388,000	2,523,000

Medicaid Membership by State
Florida	452,000	464,000
Georgia	510,000	463,000
Other states	375,000	366,000
Total Medicaid Membership	1,337,000	1,293,000

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WCG Reports Second Quarter 2009 Results

July 28, 2009
WELLCARE HEALTH PLANS, INC.
UNAUDITED SEGMENT AND LINE OF BUSINESS INFORMATION
(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Premium revenue:
Medicaid:
Florida	$241,866	$245,086	$490,558	$486,989
Georgia	328,923	287,747	653,847	594,863
Other states	242,970	215,179	478,532	399,795
Total Medicaid	813,759	748,012	1,622,937	1,481,647

Medicare:
Medicare Advantage plans	749,813	616,026	1,482,912	1,161,848
Prescription Drug plans	224,279	271,981	473,929	613,898
Total Medicare	974,092	888,007	1,956,841	1,775,746
Total premium revenue	$1,787,851	$1,636,019	$3,579,778	$3,257,393

Medical benefits ratio:
Medicaid segment	85.0%	83.1%	85.1%	83.2%
Medicare segment	83.4%	85.0%	85.6%	86.8%

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WCG Reports Second Quarter 2009 Results

July 28, 2009

WELLCARE HEALTH PLANS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of GAAP Statements of Operations to Adjusted Statements of Operations
(Dollars in thousands except per share amounts)

The Company reports adjusted operating results on a non-GAAP basis to exclude certain expenses that management believes are not indicative of future business trends and operations.  Management believes these adjusted amounts provide additional, useful information for investors.  Following are statements of operations and related measures for the three months and six months ended June 30, 2009 and 2008, as determined under GAAP, reconciled to the adjusted statements of operations and related measures for each of the same periods.

	Three Months Ended June 30, 2009				Three Months Ended June 30, 2008
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues:
Premium	$1,787,851	$–		$1,787,851	$1,636,019	$–		$1,636,019
Investment and other income	3,427	–		3,427	9,399	–		9,399
Total revenues	1,791,278	–		1,791,278	1,645,418	–		1,645,418

Expenses:
Medical benefits	1,504,019	–		1,504,019	1,376,940	–		1,376,940
Selling, general, and administrative	214,906	(27,383)	(a)(b)	187,523	233,783	(31,007)	(a)	202,776
Depreciation and amortization	5,957	–		5,957	5,227	–		5,227
Interest	1,193	–		1,193	2,904	–		2,904
Total expenses	1,726,075	(27,383)		1,698,692	1,618,854	(31,007)		1,587,847

Income before income taxes	65,203	27,383		92,586	26,564	31,007		57,571
Income tax expense	28,198	4,609		32,807	15,459	6,822		22,281
Net income	$37,005	$22,774		$59,779	$11,105	$24,185		$35,290

Weighted average shares outstanding:
Basic	41,794,997	–		41,794,997	41,300,102	–		41,300,102
Diluted	42,031,427	–		42,031,427	41,949,071	–		41,949,071

Net income per share:
Basic	$0.89	$0.54		$1.43	$0.27	$0.58		$0.85
Diluted	$0.88	$0.54		$1.42	$0.26	$0.58		$0.84

Medical benefits ratio	84.1%			84.1%	84.2%			84.2%
Administrative expense ratio	12.0%	(1.5%)	(a)(b)	10.5%	14.2%	(1.9%)	(a)	12.3%
Days in claims payable	52 days			52 days	48 days	6 days	(c)	54 days

(a)
Investigation-related legal, accounting, employee retention, and other costs:  Administrative expenses associated with the government and Company investigations amounted to approximately $12.4 million and $31.0 million before income taxes, respectively, in the quarters ended June 30, 2009 and 2008.

(b)
Liability for investigation resolution:  Based on the status of the government investigations, the Company recorded an expense of approximately $15.0 million before and after income taxes in the quarter ended June 30, 2009.

(c)
Days in claims payable:  Adjusted medical benefits payable as of June 30, 2008, is $92.9 million greater than medical benefits payable determined under GAAP.  This adjustment results from the Company’s ability to review substantially complete claims information that became available between the date of the original actuarially determined estimate and the filing date of the 2007 10-K.  Had WellCare filed its 2007 10-K timely and not been able to observe substantially complete claims information, medical benefits payable as of June 30, 2008, would have increased by $92.9 million.  The adjustment to June 30, 2008, medical benefits payable results in 6 additional days in claims payable as of that date.  Therefore, adjusted days in claims payable is 54 days as of June 30, 2008.

Premium taxes were $28.8 million and $24.8 million, respectively, for the three month periods ended June 30, 2009 and 2008.

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WCG Reports Second Quarter 2009 Results

July 28, 2009

WELLCARE HEALTH PLANS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION (Continued)

Reconciliation of GAAP Statements of Operations to Adjusted Statements of Operations
(Dollars in thousands except per share amounts)

	Six Months Ended June 30, 2009				Six Months Ended June 30, 2008
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues:
Premium	$3,579,778	$–		$3,579,778	$3,257,393	$–		$3,257,393
Investment and other income	6,761	–		6,761	24,946	–		24,946
Total revenues	3,586,539	–		3,586,539	3,282,339	–		3,282,339

Expenses:
Medical benefits	3,057,017	–		3,057,017	2,774,512	–		2,774,512
Selling, general, and administrative	486,427	(83,683)	(a)(b)	402,744	461,519	(63,913)	(a)	397,606
Depreciation and amortization	11,696	–		11,696	10,378	–		10,378
Interest	3,479	–		3,479	6,208	–		6,208
Total expenses	3,558,619	(83,683)		3,474,936	3,252,617	(63,913)		3,188,704

Income before income taxes	27,920	83,683		111,603	29,722	63,913		93,635
Income tax expense	27,848	11,706		39,554	17,297	19,326		36,623
Net income	$72	$71,977		$72,049	$12,425	$44,587		$57,012

Weighted average shares outstanding:
Basic	41,731,915	–		41,731,915	41,213,293	–		41,213,293
Diluted	41,925,301	–		41,925,301	41,947,224	–		41,947,224

Net income per share:
Basic	$0.00	$1.73		$1.73	$0.30	$1.08		$1.38
Diluted	$0.00	$1.72		$1.72	$0.30	$1.06		$1.36

Medical benefits ratio	85.4%			85.4%	85.2%			85.2%
Administrative expense ratio	13.6%	(2.4%)	(a)(b)	11.2%	14.1%	(2.0%)	(a)	12.1%
Days in claims payable	51 days			51 days	48 days	6 days	(c)	54 days

(a)
Investigation-related legal, accounting, employee retention, and other costs:  Administrative expenses associated with the government and Company investigations amounted to approximately $23.9 million and $63.9 million before income taxes, respectively, in the six month periods ended June 30, 2009 and 2008.

(b)
Liability for investigation resolution:  Based on the status of the government investigations, the Company recorded an expense of $59.8 million before and after income taxes in the six month period ended June 30, 2009.

(c)
Days in claims payable:  Adjusted medical benefits payable as of June 30, 2008, is $92.9 million greater than medical benefits payable determined under GAAP.  This adjustment results from the Company’s ability to review substantially complete claims information that became available between the date of the original actuarially determined estimate and the filing date of the 2007 10-K.  Had WellCare filed its 2007 10-K timely and not been able to observe substantially complete claims information, medical benefits payable as of June 30, 2008, would have increased by $92.9 million.  The adjustment to June 30, 2008, medical benefits payable results in 6 additional days in claims payable as of that date.  Therefore, adjusted days in claims payable is 54 days as of June 30, 2008.

Premium taxes were $53.3 million and $45.1 million, respectively, for the six month periods ended June 30, 2009 and 2008.

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WCG Reports Second Quarter 2009 Results

July 28, 2009

WELLCARE HEALTH PLANS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of GAAP Net Cash Provided By Operations
To Adjusted Net Cash Provided By Operations

The Company reports cash provided by operations on a non-GAAP basis to exclude the changes in unearned premiums, premiums and other receivables, and other receivables to and payables from government partners.  The Company believes that excluding changes in unearned premiums, premiums and other receivables, and other receivables to and payables from government partners is useful measure of cash flow from operations, as these changes are a function of the timing of cash receipts from and payments to federal and state agencies at the end of a period.

	Six Months Ended June 30,
	2009	2008
Net cash (used in) provided by operating activities, as reported under GAAP	$(149,996)	$178,951
Adjusted for change in:
Unearned premiums	61,866	(57,118)
Premium and other receivables, net	162,498	(58,280)
Other receivables from government partners	58,156	10,565
Other payables to government partners	(16,859)	94,805
Net cash provided by operating activities, as adjusted	$115,665	$168,923

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